Exhibit 99.1

        PC Connection, Inc. Reports Fourth Quarter and Full Year Results

               Company Continues Record Quarterly and Annual Sales

    MERRIMACK, N.H.--(BUSINESS WIRE)--Jan. 25, 2007--PC Connection, Inc. (NASDAQ: PCCC)



FOURTH QUARTER HIGHLIGHTS:          FULL YEAR HIGHLIGHTS:
----------------------------------  ----------------------------------

-- Net sales: $432 million, 8.3%    -- Net sales: $1,636 million,
 growth y/y                          13.3% growth y/y
----------------------------------  ----------------------------------
-- Gross profit margin: 12.0%, up   -- Gross profit margin: 12.2%, up
 in all segments                     in all segments
----------------------------------  ----------------------------------
-- Net income: $4.6 million         -- Net income: $13.8 million
----------------------------------  ----------------------------------
-- Diluted earnings per share:      -- Diluted earnings per share:
 $.17                                $.54
----------------------------------  ----------------------------------


    PC Connection, Inc. (NASDAQ: PCCC) achieved record quarterly sales and increased earnings per share year over year in the quarter ended December 31, 2006.

    Net sales for the three months ended December 31, 2006 increased by $33.3 million, or 8.3%, to $431.9 million from $398.6 million for the three months ended December 31, 2005. Net income for the quarter was $4.6 million, or $.17 per share, compared to break even for the corresponding prior year quarter.

    "We are pleased with the Company's 2006 performance for both the fourth quarter and the year," said Patricia Gallup, Chairman and Chief Executive Officer, PC Connection, Inc. "We added significantly to the number of new and active accounts, improved gross margins, and increased our earnings per share."

    The three-month period ended December 31, 2005 included special charges that reduced earnings and earnings per share. Had these charges not been incurred, pro forma net income for the quarter ended December 31, 2005 would have been $0.8 million, or $.03 per share, compared to $4.6 million, or $.17 per share, for the quarter ended December 31, 2006. We did not record any special charges for the quarter ended December 31, 2006. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Consolidated Income Statements.

    Net sales for the year ended December 31, 2006 increased by $191.4 million, or 13.3%, to $1,635.7 million from $1,444.3 million for the year ended December 31, 2005. The three- and twelve-month periods ended December 31, 2006 included revenue generated by former sales representatives of Amherst Technologies who joined the Company after our purchase of Amherst assets in October 2005. Net income for the year ended December 31, 2006 was $13.8 million, or $.54 per share, compared to $4.4 million, or $.18 per share, for the year ended December 31, 2005. The twelve-month periods ended December 31, 2006 and 2005 included special charges that reduced earnings and earnings per share. Had these charges not been recorded, pro forma net income for the year ended December 31, 2006 would have been $15.2 million, or $.59 per share, compared to $5.7 million, or $.23 per share, for the year ended December 31, 2005.

    Quarterly Sales Growth By Business Segment:

    -- Net sales for the small- and medium-sized business (SMB) segment increased by 3.6% to $231.5 million compared to the fourth quarter of 2005.

    -- Net sales to large account customers increased by 18.0% to $132.5 million compared to the fourth quarter of 2005.

    -- Net sales to government and education customers (Public Sector segment) increased by 8.1% to $67.9 million compared to the fourth quarter of 2005.

    Quarterly Sales Growth By Product Mix:

    -- Notebooks and PDAs continued to be the Company's largest product category, accounting for 16.9% of net sales in the fourth quarter of 2006 compared to 17.3% for the corresponding period a year ago.

    -- Desktop computers and servers accounted for 14.0% of net sales in the fourth quarter of 2006 compared to 14.4% of net sales for the corresponding period a year ago.

    -- Video, Imaging, and Sound accounted for 13.2% of net sales in the fourth quarter of 2006 compared to 13.7% of net sales for the corresponding period a year ago.

    -- Net/Com products grew 24.9% year over year to 9.4% of net sales due to an increase in infrastructure, switching, and routing solutions sales.

    -- Sales of accessories and other products increased 11.6% year over year to 11.0% of net sales due to higher attachment sales of services and companion products.

    Gross profit margin, as a percentage of net sales, increased 100 basis points to 12.0% in the fourth quarter of 2006 from 11.0% in the fourth quarter of 2005. Gross margin improved in all three business segments due to increased focus on invoice margins, greater vendor consideration received in the quarter, and increased service revenues and software referral fees. Annualized sales productivity in the large account and public sectors increased 18% and 5%, respectively, in the fourth quarter of 2006 compared to the fourth quarter of 2005. However, productivity decreased 11% in SMB due to the addition of a new call center. The total number of sales representatives increased by 48 to 666 as of December 31, 2006 from 618 as of December 31, 2005.

    Total selling, general and administrative expenses ("SG&A") for the quarter increased year over year by $2.5 million, or 6.0% but decreased as a percentage of sales to 10.2% in the fourth quarter of 2006 from 10.5% for the fourth quarter of 2005. The year-over-year dollar increase resulted primarily from increased variable compensation associated with higher gross profit dollars, incremental operating expenses associated with our new Texas sales office, and other variable support costs related to revenue growth. The 2006 reduction in SG&A as a percentage of sales resulted from improved leveraging of our expense structure.

    Ms. Gallup concluded, "PC Connection's 2006 financial results are encouraging. Overall sales were at the highest level in the Company's history, and our operating margins continued to improve. The Company's positive performance was a result of our success in executing our business plans, and offering the best combination of products, services, solutions, and customer care in the industry. We believe PC Connection has the right strategies, resources, and talent in place to continue to build on our successes and increase long-term shareholder value."

    About PC Connection, Inc.

    PC Connection, Inc., a Fortune 1000 company, owns three sales companies: PC Connection Sales Corporation, MoreDirect, Inc., and GovConnection, Inc., headquartered in Merrimack, NH, Boca Raton, FL, and Rockville, MD, respectively. All three companies can deliver custom-configured computer systems overnight. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

    PC Connection Sales Corporation (1-800-800-5555), the original business of PC Connection, Inc. serving the small- and medium-sized business sector (SMB), is a rapid-response provider of information technology (IT) products and solutions. It offers more than 150,000 brand-name products through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its Web site at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com.

    MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. MoreDirect's TRAXX(R) system is a seamless end-to-end interface that empowers clients to electronically source, evaluate, compare prices, and track related technology product purchases in real-time.

    GovConnection, Inc. (1-800-800-0019) is a provider of IT products and solutions to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs and publications, and online at www.govconnection.com.

    pccc-g

    "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, and the ability of the Company to hire and retain essential personnel, and other risks detailed under the caption "Risk Factors" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 2006. More specifically, the statements in this release concerning the Company's outlook for 2007 and the statements concerning the Company's gross margin percentage, productivity, and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to improve sales productivity and increase its market share) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.



CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------
At or for the Three
 Months Ended December
 31,                        2006               2005
------------------------------------------- --------------------------
(Dollars and shares in
 thousands, except
 operating data,                     % of               % of
 price/earnings ratio,                Net                Net      %
 and per share data)                  Sales              Sales Change
------------------------------------------- --------------------------

Operating Data:
  Net sales              $  431,866         $  398,612            8.3%
  Diluted earnings per
   share                 $     0.17         $      .00          100.0

  Gross profit margin          12.0%              11.0%
  Operating margin              1.8%               0.2%
  Return on equity (1)          9.7%               0.0%

  Catalogs distributed    4,440,000          6,284,000          -29.3%
  Orders entered (2)        403,700            379,600            6.3%
  Average order size (2) $    1,208         $    1,195            1.1%

  Inventory turns (1)            20                 20
  Days sales outstanding         45                 47


Product Mix:
  Notebooks & PDAs       $   73,160   16.9% $   69,139   17.3%    5.8%
  Desktops/Servers           60,474   14.0      57,189   14.4     5.7
  Storage Devices            37,211    8.6      33,641    8.4    10.6
  Software                   52,714   12.2      48,266   12.1     9.2
  Net/Com Products           40,458    9.4      32,383    8.1    24.9
  Printers & Printer
   Supplies                  40,430    9.4      38,677    9.7     4.5
  Video, Imaging & Sound     56,817   13.2      54,552   13.7     4.2
  Memory & System
   Enhancements              23,013    5.3      22,110    5.6     4.1
  Accessories/Other          47,589   11.0      42,655   10.7    11.6
                         ----------- ------ ----------- ------
                         $  431,866  100.0% $  398,612  100.0%    8.3%
                         =========== ====== =========== ======


Net Sales of Enterprise Server and Networking Products (included in the above Product Mix):

                         $  138,123   32.0% $  116,705   29.3%   18.4%
                         ===========        ===========


Stock Performance
 Indicators:
  Actual shares
   outstanding               26,500             25,259
  Total book value per
   share                 $     7.43         $     6.79
  Tangible book value
   per share             $     5.12         $     4.32
  Closing price          $    14.83         $     5.38
  Market capitalization  $  392,995         $  135,895
  Trailing
   price/earnings ratio
   (3)                           28                 30

(1) Annualized
(2) Does not reflect cancellations or returns
(3) Earnings is based on the last four quarters




SELECTED SEGMENT INFORMATION
----------------------------------------------------------------------
For the Three Months Ended
 December 31,                      2006                  2005
------------------------------------------------ ---------------------
                                       Gross                 Gross
(Dollars in thousands)     Net Sales  Margin (%) Net Sales  Margin (%)
------------------------------------------------ ---------------------

PC Connection Sales
 Corporation (SMB)         $231,481        12.9% $223,504        12.2%
MoreDirect (Large Account)  132,465        10.7   112,303         9.3
GovConnection (Public
 Sector)                     67,920        11.9    62,805         9.6
                           --------- ----------- --------- -----------
  Total                    $431,866        12.0% $398,612        11.0%
                           ========= =========== ========= ===========




CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Three Months Ended December 31,           2006              2005
----------------------------------------------------  ----------------
                                              % of              % of
(Amounts in thousands, except per              Net               Net
 share data)                         Amount    Sales   Amount    Sales
----------------------------------------------------  ----------------

Net sales                           $431,866  100.0%  $398,612  100.0%
Cost of sales                        379,919   88.0    354,794   89.0
                                    --------- ------  --------- ------
     Gross Profit                     51,947   12.0     43,818   11.0

Selling, general and administrative
 expenses                             44,147   10.2     41,655   10.5
Special charges                            -    0.0      1,274    0.3
                                    --------- ------  --------- ------
     Income From Operations            7,800    1.8        889    0.2

Interest expense                        (353)  (0.1)      (601)  (0.1)
Other, net                                87      -         39      -
Income tax provision                  (2,963)   0.6       (316)  (0.1)
                                    --------- ------  --------- ------
     Net Income                     $  4,571    1.1%        11    0.0%
                                    ========= ======  ========= ======


Weighted average common shares
 outstanding:
     Basic                            26,067            25,226
                                    =========         =========
     Diluted                          26,507            25,290
                                    =========         =========
Earnings per common share:
     Basic                          $   0.18          $    .00
                                    =========         =========
     Diluted                        $   0.17          $    .00
                                    =========         =========




CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Twelve Months Ended December
 31,                                   2006                2005
--------------------------------------------------  ------------------
                                            % of                % of
(Amounts in thousands, except                Net                 Net
 per share data)                  Amount     Sales    Amount     Sales
--------------------------------------------------  ------------------

Net sales                       $1,635,651  100.0%  $1,444,297  100.0%
Cost of sales                    1,435,400   87.8    1,280,701   88.7
                                ----------- ------  ----------- ------
     Gross Profit                  200,251   12.2      163,596   11.3

Selling, general and
 administrative expenses           173,927   10.6      151,981   10.5
Special charges                      2,391    0.1        2,127    0.1
                                ----------- ------  ----------- ------
     Income From Operations         23,933    1.5        9,488    0.7

Interest expense                    (1,828)  (0.1)      (1,447)  (0.1)
Other, net                             121      -           89      -
Income tax provision                (8,450)   0.6       (3,683)  (0.3)
                                ----------- ------  ----------- ------
     Net Income                 $   13,776    0.8%  $    4,447    0.3%
                                =========== ======  =========== ======


Weighted average common shares
 outstanding:
     Basic                          25,516              25,184
                                ===========         ===========
     Diluted                        25,731              25,281
                                ===========         ===========
Earnings per common share:
     Basic                      $     0.54          $     0.18
                                ===========         ===========
     Diluted                    $     0.54          $     0.18
                                ===========         ===========




A RECONCILIATION BETWEEN GAAP AND PRO FORMA NET INCOME
-------------------------------------------------------------
This information is being provided so as to allow for a comparison of our operating results without special charges.
----------------------------------------------------------------------

----------------------------------------------------------------------
December 31,                   Three Months Ended  Twelve Months Ended
==============================----------------------------------------
(Amounts in thousands)           2006      2005      2006      2005
----------------------------------------------------------------------

GAAP net income                $  4,571  $     11  $ 13,776  $  4,447
Special charges (after tax):
  Management restructuring            -       131       900       643
  Amherst transaction                 -       633       535       633
                               --------- --------- --------- ---------
                                      -       764     1,435     1,276
                               --------- --------- --------- ---------

Pro forma net income           $  4,571  $    775  $ 15,211  $  5,723
                               ========= ========= ========= =========




CONSOLIDATED BALANCE SHEETS                  December 31, December 31,
-------------------------------------------- ------------ ------------
(Amounts in thousands)                           2006         2005
-------------------------------------------- ------------ ------------

ASSETS
Current Assets:
Cash and cash equivalents                    $    17,582  $     9,770
Accounts receivable, net                         170,222      162,525
Inventories - merchandise                         69,407       75,374
Deferred income taxes                              3,837        3,769
Income taxes receivable                              627        1,742
Prepaid expenses and other current assets          3,882        4,219
                                             ------------ ------------
        Total current assets                     265,557      257,399
Property and equipment, net                       19,542       17,700
Goodwill, net                                     56,867       56,820
Other intangibles, net                             4,363        5,427
Other assets                                         355          359
                                             ------------ ------------
        Total assets                         $   346,684  $   337,705
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current maturities of capital lease
   obligations:
    To affiliate                             $       464  $       416
    To third party                                   395          412
Note payable - bank                                    -       19,975
Accounts payable                                 110,977      114,413
Accrued expenses and other liabilities            26,756       21,290
                                             ------------ ------------
        Total current liabilities                138,592      156,506
Capital lease obligations, less current
 maturities:
    To affiliate                                   4,836        5,299
    To third party                                     -          396
Deferred income taxes                              6,352        4,105
                                             ------------ ------------
        Total liabilities                        149,780      166,306
                                             ------------ ------------
Stockholders' Equity:
  Common stock                                       269          256
  Additional paid-in capital                      89,600       77,884
  Retained earnings                              109,321       95,545
  Treasury stock at cost                          (2,286)      (2,286)
                                             ------------ ------------
        Total stockholders' equity               196,904      171,399
                                             ------------ ------------
        Total liabilities and stockholders'
         equity                              $   346,684  $   337,705
                                             ============ ============




CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
----------------------------------------------------------------------
Twelve months ended December 31, 2006 (Amounts in thousands)
----------------------------------------------------------------------
                                                 Treasury
             Common Stock Additional               Shares
             ------------- Paid-In   Retained  --------------
             Shares Amount  Capital   Earnings Shares Amount   Total
----------------------------------------------------------------------

Balance -
 December 31,
 2005        25,622  $256   $77,884   $95,545   (362)($2,286)$171,399

Exercise of
 stock
 options,
 including
 income tax
 benefits     1,210    12    11,066         -      -       -   11,078

Issuance of
 stock under
 Employee
 Stock
 Purchase
 Plan            30     1       232         -      -       -      233

Stock
 compensation
 expense          -     -       418         -      -       -      418

Net income        -     -         -    13,776      -       -   13,776
             --------------------------------- -----------------------

Balance -
 December 31,
 2006        26,862  $269   $89,600  $109,321   (362)($2,286)$196,904
             ================================= =======================




CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------
Twelve Months Ended December 31, (Amounts in
 thousands)                                         2006       2005
----------------------------------------------------------------------

Cash Flows from Operating Activities:

Net income                                       $  13,776  $   4,447
Adjustments to reconcile net income to net cash
 provided by operating activities:
     Depreciation and amortization                   7,049      7,197
     Provision for doubtful accounts                 2,885      3,993
     Deferred income taxes                           2,179       (111)
     Loss on disposal of fixed assets                   86         43
     Stock compensation expense                        418         34
     Gross excess tax benefit from exercise of
      stock options                                   (240)         -

Changes in assets and liabilities:
     Accounts receivable                           (10,582)   (45,766)
     Inventories                                     5,967      3,016
     Prepaid expenses and other current assets       1,452       (992)
     Other non-current assets                            4       (170)
     Accounts payable                               (3,436)    34,704
     Income tax benefits from exercise of stock
      options                                        1,338         82
     Accrued expenses and other liabilities          5,466      3,152
                                                 ---------- ----------
Net cash provided by operating activities           26,362      9,629
                                                 ---------- ----------


Cash Flows from Investing Activities:

Purchases of property and equipment                 (7,981)    (6,572)
Proceeds from sale of property and equipment            21         13
Purchase of intangible asset                             -       (475)
Payment of acquisition earn-out obligation               -     (6,921)
Payment for acquisition                                  -     (7,779)
                                                 ---------- ----------
Net cash used for investing activities              (7,960)   (21,734)
                                                 ---------- ----------


Cash Flows from Financing Activities:

Proceeds from short-term borrowings                402,039    320,379
Repayment of short-term borrowings                (422,014)  (305,214)
Repayment of capital lease obligations                (828)      (797)
Exercise of stock options                            9,740        366
Gross excess tax benefit from exercise of stock
 options                                               240          -
Issuance of stock under employee stock purchase
 plan                                                  233        312
                                                 ---------- ----------
Net cash (used for) provided by financing
 activities                                        (10,590)    15,046
                                                 ---------- ----------
Increase in cash and cash equivalents                7,812      2,941
Cash and cash equivalents, beginning of period       9,770      6,829
                                                 ---------- ----------
Cash and cash equivalents, end of period         $  17,582  $   9,770
                                                 ========== ==========

    CONTACT: PC Connection, Inc.
             Stephen Baldridge, 603-683-2322
             VP of Finance & Corporate Controller